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                                  EXHIBIT 23.2
                   CONSENT OF MCALLEN CAPITAL PARTNERS, INC.
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MCALLEN CAPITAL PARTNERS, INC.



                               December 30, 1998



Board of Directors
Jacksonville Bancorp, Inc.
13245 Atlantic Boulevard, Suite #5
Jacksonville, Florida 32225

Gentlemen:

         We hereby consent to the references to this firm in Amendment No. 1 to the Registration Statement on Form SB-2 filed by Jacksonville Bancorp, Inc. ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

                                            Sincerely,

                                            MCALLEN CAPITAL PARTNERS, INC.




                                            /S/ ALAN P. CARRUTHERS